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                                                                    Exhibit 99.2

PRESS RELEASE
SOURCE: VALENTIS, INC.
DR. GILLIAN FRANCIS TO LEAVE POLYMASC

BURLINGAME, Calif., March 5 /PRNewswire/ -- Valentis, Inc. (Nasdaq: VLTS - news) today announced that Dr. Gillian Francis, founder and Managing Director of PolyMASC Pharmaceuticals, a wholly owned subsidiary of Valentis, has resigned as Managing Director of PolyMASC and as a member of the Valentis Board of Directors effective March 1, 2001 to pursue other interests. Dr. Francis will continue to serve as a consultant to the Company.

"Founding PolyMASC in 1995 and subsequently developing its unique PEGylation technology with our talented team has been tremendously fulfilling," stated Dr. Francis. "The merger in 1999 with Valentis brought the opportunity to take PEGylated products through to the clinic. Alone, PolyMASC could only out-license its technology at a very early stage. Working as PolyMASC's chief scientist and managing director has been very demanding and it is now time for me to take an advisory role with a reduced time commitment."

"Gillie was, and will continue in her consulting role, to be a strong asset to Valentis," noted Benjamin F. McGraw, III, Chairman and CEO of Valentis. "She played a critical role in enabling PEG technology for biopharmaceuticals. Although Gillie will no longer have daily involvement in the Company's operations, we are pleased that her advice and expertise will still be available to us."

Valentis, Inc. is a leader in the field of biopharmaceutical delivery. The Company develops a broad array of products, proprietary technologies and intellectual property and applies its preclinical and early clinical development expertise to create novel therapeutics and improved versions of existing marketed biopharmaceuticals. Valentis' core technologies include multiple gene delivery and gene expression systems and PEGylation technologies designed to improve the safety, efficacy and dosing characteristics of genes, proteins, peptides, peptidomimetics, antibodies, replicating and non replicating viruses and liposomes. The Company focuses its research and development efforts in several therapeutic areas including cardiovascular disorders, oncology, hematology and immunology.

These technologies are covered by a broad patent portfolio that includes issued U.S. and European claims. Valentis' commercial strategy is to enter into corporate collaborations for full-scale clinical development and marketing and sales of products. Together, Valentis and its wholly owned subsidiary PolyMASC Pharmaceuticals, currently have corporate collaborations with Roche Holdings, Eli Lilly, Glaxo Wellcome, Boehringer Ingelheim, Heska Corporation, Eurogene, Transkaryotic Therapies, Onyx Pharmaceuticals, Viragen, and Bayer International, and a manufacturing partnership (the pAlliance) with DSM Biologics and Qiagen N.V. Additional information about Valentis can be found at www.valentis.com.

Statements in this press release that are not strictly historical are "forward-looking" statements as defined in the Private Securities Litigation Reform Act of 1995. The words "believes,"

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"expects," "intends," "anticipates," variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Factors that could affect Valentis' actual results include the need for additional capital, the early stage of product development, uncertainties related to clinical trials, and uncertainties related to patent position. There can be no assurance that Valentis will be able to develop commercially viable gene medicines or PEGylated biopharmaceuticals, that any of the company's programs will be partnered with pharmaceutical partners, that necessary regulatory approvals will be obtained, or that any clinical trial will be successful. Actual results may differ from those projected in the forward-looking statement due to risks and uncertainties that exist in the companies' operations and business environments. These are described more fully in the Valentis Annual Report on Form 10-K for the period ended June 30, 2000 and Quarterly Report on Form 10-Q for the period ended December 31, 2000, each as filed with the Securities and Exchange Commission.

SOURCE: VALENTIS, INC.